Exhibit (h)(58)

AMENDMENT NO. 9 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The Variable Annuity Life Insurance Company hereby amend the Shareholder Services Agreement dated as of April 1, 2015 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 9 to the Shareholder Services Agreement be effective as of the 10th day of August, 2021.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Kevin Adamson
Name: Kevin Adamson
Title: Authorized Signer

SUNAMERICA SERIES TRUST

By: /s/ John T. Genoy
Name: John T. Genoy
Title: President

SCHEDULE A

(as of August 10, 2021)

Portfolios of SunAmerica Series Trust

SA AB Growth Portfolio

SA AB Small & Mid Cap Value Portfolio

SA American Funds Asset Allocation Portfolio*

SA American Funds Global Growth Portfolio*

SA American Funds Growth Portfolio*

SA American Funds Growth-Income Portfolio*

SA American Funds VCP Managed Allocation Portfolio*

SA BlackRock Multi-Factor 70/30 Portfolio*

SA BlackRock VCP Global Multi Asset Portfolio*

SA Columbia Technology Portfolio

SA DFA Ultra Short Bond Portfolio

SA Emerging Market Equity Index Portfolio*

SA Federated Hermes Corporate Bond Portfolio

SA Fidelity Institutional AM® International Growth Portfolio*

SA Fidelity Institutional AM® Real Estate Portfolio

SA Fixed Income Index Portfolio*

SA Fixed Income Intermediate Index Portfolio*

SA Franklin BW U.S. Large Cap Value Portfolio

SA Franklin Small Company Value Portfolio*

SA Franklin Systematic U.S. Large Cap Value Portfolio

SA Franklin Tactical Opportunities Portfolio*

SA Franklin U.S. Equity Smart Beta Portfolio*

SA Global Index Allocation 60/40 Portfolio*

SA Global Index Allocation 75/25 Portfolio*

SA Global Index Allocation 90/10 Portfolio*

SA Goldman Sachs Global Bond Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Invesco Growth Opportunities Portfolio

SA Invesco Main Street Large Cap Portfolio

SA Janus Focused Growth Portfolio

SA JPMorgan Diversified Balanced Portfolio

SA JPMorgan Emerging Markets Portfolio

SA JPMorgan Equity-Income Portfolio

SA JPMorgan Global Equities Portfolio

SA JPMorgan MFS Core Bond Portfolio

SA JPMorgan Mid-Cap Growth Portfolio

SA Large Cap Growth Index Portfolio*

SA Large Cap Index Portfolio*

SA Large Cap Value Index Portfolio*

SA MFS Blue Chip Growth Portfolio

SA MFS Massachusetts Investors Trust Portfolio

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SA MFS Total Return Portfolio

SA Mid Cap Index Portfolio*

SA Morgan Stanley International Equities Portfolio

SA PIMCO RAE International Value Portfolio

SA PIMCO VCP Tactical Balanced Portfolio*

SA PineBridge High-Yield Bond Portfolio

SA Putnam International Growth and Income Portfolio

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price Asset Allocation Growth Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

SA VCP Dynamic Allocation Portfolio*

SA VCP Dynamic Strategy Portfolio*

SA VCP Index Allocation Portfolio*

SA Wellington Capital Appreciation Portfolio

SA Wellington Government and Quality Bond Portfolio

SA Wellington Strategic Multi-Asset Portfolio*

SA WellsCap Aggressive Growth Portfolio

* Portfolio does not have Class 2 shares.

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